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                                                                    EXHIBIT 11.1


                              CONNETICS CORPORATION
                STATEMENTS RE: COMPUTATION OF NET LOSS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


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                                                                  THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                     SEPTEMBER 30,               SEPTEMBER 30,
                                                               -----------------------------------------------------
                                                                 1997           1996           1997           1996
                                                               --------       --------       --------       --------

HISTORICAL
Weighted average shares of common stock outstanding              11,016          7,403         10,034          6,525
                                                               --------       --------       --------       --------
Total shares used in computing net loss per share                11,016          7,403         10,034          6,525
                                                               ========       ========       ========       ========





Net loss                                                       $ (6,679)      $ (5,259)      $(23,040)      $(12,475)
Convertible preferred stock, Series A preferred dividends           (29)             -           (110)             -
                                                               --------       --------       --------       --------
NET LOSS USED IN COMPUTING NET LOSS PER SHARE                  $ (6,708)      $ (5,259)      $(23,150)      $(12,475)
                                                               --------       --------       --------       --------

HISTORICAL NET LOSS PER SHARE                                  $  (0.61)      $  (0.71)      $  (2.31)      $  (1.91)
                                                               ========       ========       ========       ========
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